Exhibit (a)(10)
CERTIFICATE
     The undersigned hereby certifies that she is the Secretary of Morgan Stanley Mid Cap Growth Fund (the “Trust”), an unincorporated business trust organized under the laws of the Commonwealth of Massachusetts, that annexed hereto is an Instrument Establishing and Designating Shares of the Trust duly adopted by the Trustees of the Trust on March 26, 2008 as provided in Section 6.9(g) of the Declaration of Trust of the Trust, said Instrument to take effect on March 31, 2008 and I do hereby further certify that such Instrument has not been amended and is on the date hereof in full force and effect.
     Dated this 26th day of March, 2008

/s/ Mary E. Mullin
Mary E. Mullin
Secretary

AMENDMENT

Dated:	March 26, 2008

To be Effective:	March 31, 2008
TO
MORGAN STANLEY MID CAP GROWTH FUND
DECLARATION OF TRUST
DATED
December 28, 1982

MORGAN STANLEY MID CAP GROWTH FUND
INSTRUMENT ESTABLISHING AND DESIGNATING
CLASSES OF SHARES
WHEREAS, Morgan Stanley Mid Cap Growth Fund (the “Trust”) was established by the Declaration of Trust dated December 28, 1982, as amended from time to time (the “Declaration”), under the laws of the Commonwealth of Massachusetts;
WHEREAS, Section 6.9(g) of the Declaration provides that the establishment and designation of any class of shares shall be effective upon the execution by a majority of the then Trustees of an instrument setting forth such establishment and designation and the relative rights, preferences, voting powers, restrictions, limitations as to dividends, qualifications, and terms and conditions of such class, or as otherwise provided in such instrument, which instrument shall have the status of an amendment to the Declaration;
WHEREAS, the Trustees of the Trust have deemed it advisable to redesignate the Class D Shares of the Trust as the Class I Shares, such changes to be effective on March 31, 2008;
NOW, THEREFORE, BE IT RESOLVED:
1. Pursuant to Section 6.9(g) of the Declaration, the Class D Shares of the Trust are hereby redesignated as “Class I Shares,” the relative rights, preferences, voting powers, restrictions, limitations as to dividends, qualifications, and terms and conditions of such class being otherwise unchanged.
2. The Trustees of the Trust hereby reaffirm the Declaration, as amended, in all respects.
3. This amendment may be executed in more than one counterpart, each of which shall be deemed an original, but all of which together shall constitute one and the same document.

[signed in counterpart]
IN WITNESS THEREOF, the undersigned, the Trustees of the Trust, have executed this instrument this 26th day of March 2008.

/s/ Frank L. Bowman	/s/ Michael Bozic

Frank L. Bowman, as Trustee, and not individually	Michael Bozic, as Trustee, and not individually
c/o Kramer Levin Naftalis & Frankel LLP	c/o Kramer Levin Naftalis & Frankel LLP
Counsel to the Independent Trustees	Counsel to the Independent Trustees
1177 Avenue of the Americas	1177 Avenue of the Americas
New York, NY 10036	New York, NY 10036

/s/ Kathleen A. Dennis	/s/ Manuel H. Johnson

Kathleen A. Dennis, as Trustee, and not individually	Dr. Manuel H. Johnson, as Trustee, and not individually
c/o Kramer Levin Naftalis & Frankel LLP	c/o Johnson Smick Group, Inc.
Counsel to the Independent Trustees	888 16th Street, N.W., Suite 740
1177 Avenue of the Americas	Washington, D.C. 20006
New York, NY 10036

/s/ James F. Higgins	/s/ Joseph J. Kearns

James F. Higgins, as Trustee, and not individually	Joseph J. Kearns, as Trustee, and not individually
c/o Morgan Stanley Trust	c/o Kearns & Associates LLC
Harborside Financial Center, Plaza Two	PMB754
Jersey City, NJ 07311	23852 Pacific Coast Highway
Malibu, CA 90265

/s/ Michael F. Klein	/s/ Michael E. Nugent

Michael F. Klein, as Trustee, and not individually	Michael E. Nugent, as Trustee, and not individually
c/o Kramer Levin Naftalis & Frankel LLP	c/o Triumph Capital, L.P.
Counsel to the Independent Trustees	445 Park Avenue
1177 Avenue of the Americas	New York, NY 10022
New York, NY 10036

/s/ W. Allen Reed	/s/ Fergus Reid

W. Allen Reed, as Trustee, and not individually	Fergus Reid, as Trustee, and not individually
c/o Kramer Levin Naftalis & Frankel LLP	c/o Lumelite Plastics Corporation
Counsel to the Independent Trustees	85 Charles Colman Blvd.
1177 Avenue of the Americas	Pawling, NY 12564
New York, NY 10036

STATE OF NEW YORK	)

)ss:

COUNTY OF NEW YORK	)
     On this 26th day of March 2008, FRANK L. BOWMAN, MICHAEL BOZIC, KATHLEEN A. DENNIS, MANUEL H. JOHNSON, JAMES F. HIGGINS, JOSEPH J. KEARNS, MICHAEL F. KLEIN, MICHAEL E. NUGENT, W. ALLEN REED AND FERGUS REID, known to me to be the individuals described in and who executed the foregoing instrument, personally appeared before me and they severally acknowledged the foregoing instrument to be their free act and deed.

/s/ Indira Alli
Notary Public
INDIRA ALLI
Notary Public State of New York
No. 01AL6122206
Qualified in Queens County
Commission Expires February 7, 2009
My Commission expires: FEBRUARY 7, 2009